UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2010, the Board of Directors (the “Board”) of Comverse Technology, Inc. (the “Company”) approved the Amended and Restated By-Laws of the Company (the “By-Laws”).  The following description of the amendments to the By-Laws is not complete and is qualified in its entirety by the By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Majority Voting.  The By-Laws were amended to provide that, except in the case of contested elections, directors shall be elected by a “majority of the votes” cast instead of by a plurality of the votes cast.  A “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director (Article II, Section 2).

Shareholder Proposals.  The By-Laws were amended to provide that, upon the effectiveness of Rule 14a-11 of the Securities Exchange Act of 1934, as amended, providing for proxy access under certain circumstances for shareholder nominations of directors (as such Rule 14a-11 may be amended, revised or superseded by any successor rule(s) and regulation(s) promulgated by the Securities and Exchange Commission), the Company’s procedures relating to proxy access will expire and be of no further force or effect (Article IV, Section 3(b)).

Notice:  The By-Laws were amended to provide that written notice of meetings of shareholders will be served not less than ten nor more than 60 days before the meeting (Article II, Section 5).  The By-Laws had previously provided for not more than 50 days prior written notice.

Record Date.  The By-Laws were amended to provide that the Board shall fix a record date for the determination of shareholders for certain purposes that shall not be more than 60 nor less than ten days before the date of any meeting nor more than 60 days prior to any other action (Article X, Section 5).  The By-Laws had previously permitted the record date to be fixed not more than 50 days before any meeting or other action.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
3.1	By-Laws, as amended and restated on December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: December 8, 2010	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws, as amended and restated on December 2, 2010.